UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
          CONSENT STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            AND EXCHANGE ACT OF 1934

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                                 SIX FLAGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  RED ZONE LLC
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                  --------------------------------------------

      The press release contained in this Schedule 14A was issued on November 15, 2005.

            ISS RECOMMENDS SIX FLAGS SHAREHOLDERS BACK RED ZONE TODAY

ASHBURN, VA - Red Zone LLC (Red Zone) announced today that Institutional Shareholder Services (ISS), one of the nation's leading independent voting advisory services, whose subscribers include hundreds of mutual funds, institutional investment firms, and other fiduciaries nation-wide, has recommended that Six Flags, Inc. (PKS) shareholders immediately consent to remove three PKS directors, elect three Red Zone nominees, and support four proposals to amend the company's bylaws.

"We believe that shareholders are best served by delivering consents to (Red Zone's proposals) at this time," ISS wrote in its report. "The poor long-term performance of the company and (the nominees') positive track record establish both the need for change and (the nominees') ability to effect change."

Red Zone, Six Flags' largest single shareholder with 11.7 percent of the outstanding stock, announced a consent solicitation on August 17, 2005 seeking to remove three non-independent directors from the Board, replacing them with Red Zone's nominees, Daniel M. Snyder, Mark Shapiro and Dwight Schar. Days later, in response to Red Zone's solicitation, Six Flags put itself up for sale.

"In our opinion, all else being equal, the presence of [Mr. Snyder, Mr. Shapiro and Mr. Schar] (and their respective skill sets) on the board would likely be beneficial," ISS wrote.

"By putting the (Red Zone nominees) on the board prior to the culmination of the sales process . . . shareholders could help to ensure that such process is thorough, that any offer reflects an appropriate premium, and that the process is expedited to avoid additional severance payments if possible."

Regarding Six Flags claim that shareholder acceptance of the Red Zone nominees would disrupt the proposed sale of the company, ISS disagreed, saying, "We do not believe that mere presence of the (nominees) on the board would materially disrupt the sales process."

"The board cannot have its cake and eat it too, by trying to convince shareholders that its plan is the best vision of the future yet simultaneously putting the company on the block," ISS said in its support of Red Zone.

Speaking for Red Zone, Mr. Shapiro said, "We are very pleased with the ISS recommendation. We believe that it validates our views as to what is in the best interests of Six Flags' stockholders."

The ISS noted that if a sale does not occur, ". . . by delivering their consents today to (Red Zone), (shareholders) will help to ensure that Red Zone will be able to implement its strategic plan - a plan which we believe, in light of a sustained period of share price underperformance and the positive track record of (Mr. Snyder, Mr. Shapiro and Mr. Schar), warrants shareholder support."

Red Zone LLC is a Virginia-based private investment group. Daniel M. Snyder, owner of the Washington Redskins NFL franchise, is managing member of the organization.

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Contact:
Red Zone LLC
Karl Swanson, 703-726-7135
swansonk@redskins.com